Exhibit 99.17
2004 BOARD OF DIRECTORS
SPECIAL CASH DISTRIBUTION ELECTION FORM
Please complete this Form and return a signed copy to Larry Boyd, SVP, Secretary and General Counsel, no later than December 19, 2008.

First Name:	Last Name:	SSN:

This Special Cash Distribution Election Form relates to the distribution of 2004 deferred compensation under the Ingram Micro Inc. Board of Directors Deferred Compensation Plan (the “Plan”) that would not otherwise be payable in 2008, provided that such election does not cause any amounts to be paid in 2008 that would not otherwise be payable in 2008, in accordance with the applicable provisions of Section 409A of the Internal Revenue Code and I.R.S. Notice 2005-1 (as extended by I.R.S. Notice 2007-86). Capitalized terms used and not otherwise defined in this Special Cash Distribution Election Form will have the meanings ascribed to those terms in the Plan.
Please make an election below for your deferred compensation
I elect the following distribution date and form of distribution payment for my 2004 compensation that I elected to defer under the Plan according to my 2004 Cash Deferral and Investment Election that is not otherwise payable in 2008; provided that, this election shall not cause any amounts to be paid in 2008 that would not otherwise be payable in 2008.

1. DISTRIBUTION DATE**:
Please select one of the following distribution dates for your 2004 deferral under the Plan.
The last business day of the month in which occurs the 60th day following separation from service from the Board with the Corporation, including death, disability or retirement.

On January 31 of the calendar year following the year of separation from service from the Board with the Corporation, including death, disability or retirement.

The last business day of , or, if earlier, upon the last business day of Month Year the month in which occurs the 60th day following separation from service from the Board with the Corporation, including death, disability or retirement.
2. DISTRIBUTION PAYMENT OPTIONS**:
Please select one of the following distribution payment options for distribution of your 2004 deferral under the Plan.

Lump Sum Payment	5 Annual Installments (5 years)	20 Quarterly Installments (5 years)

	10 Annual Installments (10 years)	40 Quarterly Installments (10 years)

	15 Annual Installments (15 years)	60 Quarterly Installments (15 years)

**	If you do not make an election for the form of your distribution payment, the default form of distribution will be lump sum commencing on the last business day of the month in which occurs the 60th day following your termination of service from the Board with the Company, including death, disability or retirement.
If your account balance at the time of separation from service does not exceed $25,000, distribution of the account shall automatically be made in the form of a single lump sum on the last business day of the month in which occurs the 60th day following your termination of service from the Board with the Company, including death, disability or retirement.

B. BENEFICIARY DESIGNATION: If I die before I receive full payment of my account balance under the Plan, the amount remaining in my account will be payable to the following beneficiaries who are to share equally, unless otherwise specified. I hereby revoke any prior designations of beneficiaries under the Plan, and designate the following beneficiaries to receive any benefit payable on account of my death under the Plan, subject to my right to change this designation and to the terms of the Plan.

Name	Relationship	Social Security Number	Percentage

I hereby elect to receive distribution payments from my 2004 deferral under the Plan as I have indicated above pursuant to the terms of the Plan. I agree that my successors in interest and my assigns and all persons claiming under me shall, to the extent consistent with applicable law, be bound by the statements contained herein and by the provisions of the Plan as they now exist and as they may be amended from time to time. By signing below, I authorize the Corporation to distribute my 2004 deferred compensation according to the distribution election chosen above. I understand that my distribution will be reported as taxable income on Form 1099 in the year(s) of distribution.
I have read and understand these forms and hereby authorize the Corporation or its duly authorized representatives to take all actions indicated.

Director’s Signature	Date